SYSTEM FUELS INC.
                 ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                     COLUMN 2 OF FINANCIAL STATEMENTS
                              (In Thousands)


       Entry no. 1:


 Dr.   Materials and supplies                        $31,800
 Cr.   Cash                                                    $31,800

To record the acquisition of transmission and distribution materials from the various legal entities in order to implement a centralized warehouse distribution system.

       Entry no. 2:



 Dr.   Cash                                          $32,000
 Cr.   Notes payable - associated companies                    $32,000


To give effect to the borrowing of funds from the Money Pool to facilitate the acquisition of transmission and distribution materials from the various legal entities.


       Entry no. 3:


 Dr.   Other Interest Expense                         $1,760
 Cr.   Cash                                                     $1,760

To record the annual interest expense on notes payable under the proposed borrowing based on an interest rate of 5.5%.


       Entry no. 4:


 Dr.   Accounts Receivable - associated companies     $1,760
 Cr.   Services rendered at cost                                $1,760

To record billings to associated companies in connection with the increased interest expense under the proposed borrowing.


       Entry no. 5:


 Dr.   Cash                                           $1,760
 Cr.   Accounts Receivable - associated companies               $1,760


To record receipt of cash from associated companies in connection with the increased interest expense under the proposed borrowing.

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

                           SYSTEM FUELS, INC.
                        PRO FORMA BALANCE SHEET
                             JUNE 30, 1997
                              (Unaudited)

                                                        Adjustments to Reflect
                                                        Transactions Proposed
                                                  Before       In Present     After
               ASSETS                          Transactions     Filing     Transactions
                                                             (In Thousands)

Current Assets:
  Cash and temporary cash investments                   $43          $200          $243
  Accounts receivable:
    Associated companies                              3,197                       3,197
    Other                                             1,955                       1,955
  Fuel oil inventory                                 27,319                      27,319
  Materials and supplies - at average cost                -        31,800        31,800
  Nuclear fuel inventory                             57,652                      57,652
                                                   --------       -------      --------
           Total                                     90,166        32,000       122,166
                                                   --------       -------      --------

Property and Operating Facilities - at cost
  Storage and handling facilities and
    other equipment                                  24,459                      24,459
  Less - Accumulated depreciation                    23,776                      23,776
                                                   --------       -------      --------
           Total                                        683                         683
                                                   --------       -------      --------


Capitalized leased property - at cost                13,426                      13,426
                                                   --------       -------      --------

Deferred Debits
  Other                                                 157                         157
                                                   --------       -------      --------
           Total                                        157                         157
                                                   --------       -------      --------

           TOTAL                                   $104,432       $32,000      $136,432
                                                   ========       =======      ========
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
                            SYSTEM FUELS, INC.
                         PRO FORMA BALANCE SHEET
                              JUNE 30, 1997
                               (Unaudited)

                                                            Adjustments to Reflect
                                                            Transactions Proposed
                                                      Before       In Present       After
     LIABILITIES AND SHAREHOLDERS' EQUITY          Transactions     Filing       Transactions
                                                                (In Thousands)
Current Liabilities:
  Notes payable - associated companies                  $48,510       $32,000         $80,510
  Accounts payable:
    Associated companies                                    491                           491
    Other                                                 1,298                         1,298
  Obligation under capital leases                         3,114                         3,114
  Accrued expenses                                        2,432                         2,432
                                                       --------       -------        --------
         Total                                           55,845        32,000          87,845
                                                       --------       -------        --------

Notes Payable - Shareholders                             34,000                        34,000
                                                       --------       -------        --------

Obligation under capital leases                          10,311                        10,311
                                                       --------       -------        --------

Deferred Credits:
  Accumulated deferred income taxes                       3,812                         3,812
  Accumulated deferred investment tax credits               281                           281
  Other                                                     163                           163
                                                       --------       -------        --------
         Total                                            4,256                         4,256
                                                       --------       -------        --------

Shareholder's Equity:
  Common stock, no par value,
    authorized 10,000 shares;
    issued and outstanding 200 shares                        20                            20
                                                       --------       -------        --------
         Total                                               20                            20
                                                       --------       -------        --------

         TOTAL                                         $104,432       $32,000        $136,432
                                                       ========       =======        ========
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
                              SYSTEM FUELS, INC.
                        PRO FORMA STATEMENT OF INCOME
                      TWELVE MONTHS ENDED JUNE 30, 1997
                               (Unaudited)


                                                       Adjustments to Reflect
                                                       Transactions Proposed
                                                Before       In Present       After
                                             Transactions      Filing     Transactions
                                                           (In Thousands)
REVENUES:
  Sales and services
    Associated companies                         $160,983        $1,760       $162,743
    Other                                          52,887                       52,887
                                                 --------       -------       --------
         Total                                    213,870         1,760        215,630
  Billing variance - under billed                     775                          775
  Miscellaneous income                                 12                           12
                                                 --------       -------       --------
         Total                                    214,657         1,760        216,417
                                                 --------       -------       --------

Cost of Goods Sold                                201,675                      201,675
                                                 --------       -------       --------

Operating Income                                   12,982         1,760         14,742
                                                 --------       -------       --------

Other Income
  Gain on sale of properties                        7,137                        7,137
                                                 --------       -------       --------

Total                                              20,119         1,760         21,879
                                                 --------       -------       --------

Operating Expenses:
  Operations, administrative and general           12,447                       12,447
  Interest expense                                  2,374         1,760          4,134
  Taxes other than income taxes                       746                          746
                                                 --------       -------       --------
                                                   15,567         1,760         17,327
                                                 --------       -------       --------

Income Before Income Taxes                          4,552             -          4,552
                                                 --------       -------       --------

Provision for (Benefit of) Income Taxes:
  Current income taxes                              4,602                        4,602
  Deferred income taxes                               497                          497
  Investment taxes credits - net                     (547)                        (547)
                                                 --------       -------       --------
     Total                                          4,552                        4,552
                                                 --------       -------       --------

NET INCOME                                             $-            $-             $-
                                                 ========       =======       ========

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
                               SYSTEM FUELS, INC.
                    PRO FORMA STATEMENT OF RETAINED EARNINGS
                       TWELVE MONTHS ENDED JUNE 30, 1997
                                  (Unaudited)

                                              Adjustments to Reflect
                                              Transactions Proposed
                                        Before      In Present     After
         RETAINED EARNINGS            Transaction    Filing     Transaction
                                                  (In Thousands)
Balance at July 1, 1996                   $    20                    $    20

Add - Net income
                                               -                          -
                                          -------      -------       -------
Balance at June 30, 1997                  $    20                    $    20
                                          =======      =======       =======

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